Exhibit 99.4

Banner Pharmacaps Europe B.V.
(an indirectly wholly owned subsidiary of VION Holding N.V.)

Financial Statements

Years Ended December 31, 2011 and 2010

Financial Statements

Years Ended December 31, 2011 and 2010

Independent Auditors’ Report

To: the Management of Banner Pharmacaps Europe B.V.

We have audited the accompanying financial statements of Banner Pharmacaps Europe B.V. which comprise the balance sheet as at December 31, 2011 and 2010 and the related statements of income, shareholder’s equity and cash flows for the years then ended and the notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s responsibility

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America. Furthermore, management is responsible for such internal control as it determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Dutch Law, including the Dutch Standards on Auditing. This requires that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion with respect to the financial statements

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Banner Pharmacaps Europe B.V. as at December 31, 2011 and 2010 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Eindhoven, April 4, 2012

BDO Audit & Assurance B.V. on its behalf,

/s/ P.P.J.G. Saasen RA

December 31,	2011	2010

Assets
Current
Cash and cash equivalents	$1,818,996	$1,690,411
Accounts receivable:
Trade, net of allowance for doubtful accounts of $136,144 and $104,496 (Note 8)	4,717,463	5,025,718
Related parties (Note 7)	10,225	—
Inventories (Note 2)	4,939,171	3,935,837
Prepaid expenses and other	683,753	496,981

Total current assets	12,169,608	11,148,947
Property and equipment, net (Note 3)	11,145,883	11,227,963
Other assets (Note 9)	473,000	1,094,348

Total assets	$23,788,491	$23,471,258

Liabilities and Shareholder’s Equity
Current
Accounts payable	$2,611,838	$2,661,712
Due to related parties (Note 7)	646,849	486,093
Other accrued expenses (Note 4)	2,461,808	2,583,031

Total current liabilities	5,720,495	5,730,836
Related party loan payable (Note 6)	2,300,000	2,300,000
Deferred income taxes (Note 5)	28,811	200,475

Total liabilities	8,049,306	8,231,311

Commitments and contingencies (Notes 3, 9 and 10)
Shareholder’s equity
Common stock	28,902	28,902
Additional paid-in capital	22,542,355	22,542,355
Accumulated deficit	(6,071,306)	(8,156,566)
Accumulated other comprehensive income (loss) (Note 12)	(760,766)	825,256

Total shareholder’s equity	15,739,185	15,239,947

Total liabilities and shareholder’s equity	$23,788,491	$23,471,258

See accompanying notes to financial statements.

Year ended December 31,	2011	2010

Net sales (Notes 7 and 8)	$41,286,613	$38,660,338

Cost of sales (Note 7)	31,928,799	30,855,261

Gross profit	9,357,814	7,805,077

Operating expenses:
Selling, general and administrative (Note 7)	3,891,954	4,063,261
Research and development	3,029,897	2,213,475

Total operating expenses	6,921,851	6,276,736

Income from operations	2,435,963	1,528,341

Other income (expense):
Interest, net	(25,818)	(42,465)
Gains (losses) arising from foreign currency translation	(81,552)	(150,194)
Miscellaneous, net	464,318	—

Total other income (expense), net	356,948	(192,659)

Income before income taxes	2,792,911	1,335,682

Income tax expense (Note 5)	707,651	350,907

Net income	$2,085,260	$984,775

See accompanying notes to financial statements.

					Accumulated
			Additional		Other
	Common Stock		Paid-In	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Income (Loss)	Total

Balance, December 31, 2009	505	$28,902	$22,542,355	$(9,141,341)	$136,580	$13,566,496

Net income	—	—	—	984,775	—	984,775
Translation adjustment	—	—	—	—	(990,179)	(990,179)
Minimum pension liability adjustment (net of tax of $528,794)	—	—	—	—	1,678,855	1,678,855

Comprehensive income						1,673,451

Balance, December 31, 2010	505	28,902	22,542,355	(8,156,566)	825,256	15,239,947

Net income	—	—	—	2,085,260	—	2,085,260
Translation adjustment	—	—	—	—	(644,165)	(644,165)
Minimum pension liability adjustment (net of tax of $158,000)	—	—	—	—	(941,857)	(941,857)

Comprehensive income						499,238

Balance, December 31, 2011	505	$28,902	$22,542,355	$(6,071,306)	$(760,766)	$15,739,185

See accompanying notes to financial statements.

Year ended December 31,	2011	2010

Cash flows from operating activities:
Net income	$2,085,260	$984,775
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,737,280	1,499,520
Realized and unrealized foreign exchange loss on related party loan	88,580	166,623
Deferred income taxes	(20,551)	(12,982)
Provision for pension	696,155	577,284
Payment of pension	(1,163,409)	(464,835)
Provision for losses on accounts receivable	38,265	37,930
Decrease (increase) in assets:
Accounts receivable	103,028	(990,822)
Inventories	(1,241,470)	592,227
Prepaid expenses and other	(222,026)	110,795
Due from related parties	(11,107)	—
Increase (decrease) in liabilities:
Accounts payable	48,333	(626,871)
Other accrued expenses	(32,200)	446,054
Due to related parties	193,344	(241,961)

Net cash provided by operating activities	2,299,482	2,077,737

Cash flows from investing activities:
Additions to property and equipment	(2,080,540)	(2,034,476)

Net cash used in investing activities	(2,080,540)	(2,034,476)

Effect of exchange rates on cash and cash equivalents	(90,357)	(136,612)

Net change in cash and cash equivalents	128,585	(93,351)

Cash and cash equivalents, beginning of year	1,690,411	1,783,762

Cash and cash equivalents, end of year	$1,818,996	$1,690,411

See accompanying notes to financial statements.

1.	Summary of Significant Accounting Policies

Business – Banner Pharmacaps Europe B.V. (the “Company”), is an indirect wholly owned subsidiary of VION Holding N.V. (“VION”).

The Company manufactures soft elastic gelatin capsules, primarily containing prescription and non-prescription pharmaceuticals, vitamins and dietary supplements.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation – The Company’s assets and liabilities are primarily denominated in Euros and are translated to United States dollars at year-end exchange rates. Revenues and expenses are translated at average exchange rates prevailing during the year. The effects of translation are recorded in the accumulated other comprehensive income (loss) component of shareholder’s equity.

Transactions denominated in foreign currency are translated using the exchange rate in effect at the transaction date. Gains and losses arising from subsequent fluctuations in exchange rates are included in other income.

Revenue Recognition – Revenue is recognized when products are shipped or delivered to the customer (based on shipping terms) and ownership has been transferred to the customer. Customers are primarily located within Europe.

Distributor and Royalty Agreements – The Company has agreements with various distributors that allow the Company to share in product profits. The Company recognizes these profits once the distributor ships the product and title passes to their customer.

1.	Summary of Significant Accounting Policies (Continued)

Shipping and Handling Charges – Amounts billed to customers for shipping and handling costs are included in net sales. Related freight expenses are included in selling, general and administrative expenses and were approximately $160,000 and $137,000 in 2011 and 2010.

Trade Accounts Receivable and Credit Risk – Accounts receivable are customer obligations due under normal trade terms. Substantially all of the Company’s trade receivables are from pharmaceutical, biotech and retail companies.

The Company performs continuing credit evaluations of its customers’ financial condition and generally does not require collateral. Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The allowance for doubtful accounts includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve based on management’s assessment of their customers’ overall financial position. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. See Note 8 for major customers. Any unanticipated change in one of those customers’ credit worthiness, or other matters affecting the collectability of amounts due from such customers, could have a material effect on the results of operations in the period in which such changes or events occur. Based on all available information, management believes the allowance for doubtful accounts is adequate. However, actual write-offs could exceed the recorded allowance.

Cash and Cash Equivalents – The Company considers investments with an original maturity of three months or less when purchased to be cash equivalents.

Inventories – Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

1.	Summary of Significant Accounting Policies (Continued)

Property and Equipment – Property and equipment are carried at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for financial reporting purposes and by accelerated methods for income tax purposes. Assets are depreciated for financial reporting purposes based on estimated useful lives as follows: Buildings and improvements (25-40 years); Machinery, equipment and other assets (5-12 years).

Long-Lived Assets – Long-lived assets, such as property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment charges were incurred in 2011 and 2010.

Fair Value of Financial Instruments – The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of those instruments. The recorded value of the Company’s related party loans approximate their fair values based on the variable interest rates and the current rates available to the Company for debt of similar remaining maturities.

Income Taxes – Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in deferred tax assets and liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

1.	Summary of Significant Accounting Policies (Concluded)

Tax benefits are recorded only for tax positions that would be more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in the Company’s tax return that do not meet these recognition and measurement standards. The Company’s policy is to classify any interest or penalties as income tax expense, if applicable.

Research and Development Expenses – Research and development (R&D) costs are expensed as incurred. These expenses consist of the Company’s proprietary R&D efforts.

Other Comprehensive Income (Loss) – Other comprehensive income (loss) includes translation adjustments arising from the translation of the assets and liabilities of the Company into US Dollars as well as changes in the value of plan assets and liabilities of the deferred benefit pension plan not included in net periodic benefit cost.

Comparative Financial Statements – Certain 2010 amounts have been classified to conform to the 2011 presentation. These reclassifications have no effect on previously recorded net income.

Subsequent Events – Management has evaluated events occurring subsequent to the balance sheet date through April 4 2012, the date that the financial statements were available to be issued, determining no events require adjustment to or additional disclosure in the financial statements.

2.	Inventories	Inventories are summarized as follows:

December 31,	2011	2010

Raw materials	$1,525,906	$1,549,421
Work-in-process	2,329,328	1,832,511
Finished goods	1,083,937	553,905

Total inventories	$4,939,171	$3,935,837

3.	Property and Equipment	Property and equipment consists of the following:

December 31,	2011	2010

Land, buildings and improvements	$7,776,871	$6,484,925
Machinery and equipment	26,719,975	30,246,310
Projects in progress	395,930	1,080,400

Less: accumulated depreciation and amortization	23,746,893	26,583,672

Net property and equipment	$11,145,883	$11,227,963

Depreciation expense amounted to $1,737,280 and $1,499,520 for 2011 and 2010. The Company estimates that costs to complete projects in progress at December 31, 2011 will be approximately $25,000.

4.	Accrued Expenses	Other accrued expenses consist of the following components:

December 31,	2011	2010

Compensation	$1,181,347	$1,162,622
Other	1,280,461	1,420,409

Total accrued expenses	$2,461,808	$2,583,031

5.	Income Taxes

The Company is part of a group that files consolidated tax returns. Taxes are allocated to the Company as if that entity filed its own income tax returns.

Income tax expense consists of foreign deferred taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred tax assets (liabilities) are as follows:

December 31,	2011	2010

Property and equipment	$89,439	$73,112
Accrued pension expenses	(118,250)	(273,587)

Net non-current deferred tax liability	$(28,811)	$(200,475)

The Company’s effective rate of income tax differs from the Dutch federal statutory rate primarily due to the difference between the commercial and fiscal balance sheet

There were no interest or penalties paid by the Company in 2011 and 2010.

6.	Related Party Loans	The loans consist of $2.3 million in two notes to companies affiliated by common ownership. Interest is charged at LIBOR plus 1.5% totaling 1.91% at December 31, 2011 and 1.79% at December 31, 2010. No accrued interest is included in amounts due to related parties in the balance sheets at December 31, 2011 and 2010.

7.	Related Party Transactions

The Company purchased materials from parties related through common ownership totaling $2,485,000 and $1,908,000 during 2011 and 2010.

An administration charge of $672,000 and $633,000 from an entity related through common ownership was recorded in 2011 and 2010. This charge is included in the selling, general and administrative expenses in the statements of income.

8.	Major Customers	Four customers accounted for 52% of 2011 net sales and two customers accounted for 27% of accounts receivable at December 31, 2011. Three customers accounted for 48% of 2010 net sales and two customers accounted for 61% of accounts receivable at December 31, 2010.

9.	Defined Benefit Plans

The Company has a defined benefit pension plan. The pension obligation has been calculated using the defined unit credit method. Consistent with the instructions of this method, future benefits earned by employees in their current and past periods of services are being estimated. Subsequently, the present value of this obligation is calculated.

The funded status of this plan is as follows:

December 31,	2011	2010

Projected benefit obligation	$9,914,937	$8,695,989
Fair value of plan assets	10,387,937	9,790,337

Net funded status	$473,000	$1,094,348

Amounts recognized in the balance sheets are as follows:

December 31,	2011	2010

Non-current assets	$473,000	$1,094,348

9.	Defined Benefit Plans (Continued)	Amounts recognized in accumulated other comprehensive income (loss) consist of the following:

December 31,	2011	2010

Net loss (gain)	$1,275,293	$(1,816,932)
Prior service cost (credit)	47,687	49,422

	$1,322,980	$(1,767,510)

The following are assumptions used to determine benefit obligations:

December 31,	2011	2010

Discount rate	5.35%	5.30%
Rate of compensation increase	2.00%	2.00%

The following are assumptions used to determine net periodic benefit cost:

December 31,	2011	2010

Discount rate	5.35%	5.30%
Expected return on plan assets	4.20%	4.25%
Rate of compensation increase	2.00%	2.00%

9.	Defined Benefit Plans (Continued)	The Company’s expected long-term return on plan assets assumption is based on a periodic review and modeling of the plans’ asset allocation and liability structure over a long-term period. Expectations of returns for each asset class are the most important of the assumptions used in the review and modeling and are based on comprehensive reviews of historical data and economic/financial market theory. The expected long-term rate of return on assets was selected from within the reasonable range of rates determined by (1) historical real returns, net of inflation, for the asset classes covered by the investment policy and (2) projections of inflation over the long-term period during which benefits are payable to plan participants.

	2011	2010

Benefit cost	$473,000	$1,094,348
Employer contributions	1,071,014	464,998
Participant contributions	217,812	181,723
Benefits paid	54,131	32,069

The fair values of the Company’s pension plan assets at December 31, 2011, by asset category using quoted prices in active markets for identical assets (level 1); significant other observable inputs (level 2); and significant unobservable inputs (level 3) are as follows:

Asset Category	Level 1	Level 2	Level 3	Total

Equity securities	$1,215,389	$186,983	$—	$1,402,372
Debt securities	8,258,410	—	—	8,258,410
Real estate	—	218,147	509,008	727,155

Totals	$9,473,799	$405,130	$509,008	$10,387,937

9.	Defined Benefit Plans (Concluded)	The Company expects to contribute $816,000 to its pension plan in 2012. The pension benefit payments, which reflect expected future service, are expected to be in the next years:

Year ending
2012	$75,000
2013	80,000
2014	67,000
2015	81,000
2016	99,000
2017-2021	1,265,000

The Company’s defined benefit pension plan has a measurement date of December 31 of the applicable year.

10.	Commitments and Contingencies

Litigation – The Company is involved in various claims and lawsuits incidental to its business and where appropriate has or will establish reserves where it is probable that a liability has occurred. In the opinion of management, other claims and lawsuits in the aggregate will not have a material effect on the Company’s financial statements.

Guarantees – The Company unconditionally guarantees VION’s bank debt. The maximum amount of the guarantee may vary, but is limited to the sum of the total outstanding principal, related interest and fees, or approximately $1.1 billion at December 31, 2011. VION’s bank debt is denominated in Euros, and therefore, will vary based on fluctuations in foreign exchange rates. The guarantee is scheduled to expire in November 2015. There is currently no recorded liability for potential losses under this guarantee, nor is there any liability for the Company’s obligation to “stand ready” to fund such guarantee. Management believes there is only a remote possibility that VION will not remain current with its debt payments and that the Company will be required to perform under the guarantee.

10.	Commitments and Contingencies (Concluded)	Leases – The Company is committed to pay rent under non-cancelable operating lease agreements with terms exceeding one year, as summarized below:

Year ending
2012	$79,000
2013	52,000
2014	43,000
2015	10,000
Thereafter	—

Total minimum payments	$184,000

In 2011 and 2010, rental expense under operating leases was approximately $79,000 and $115,000, respectively.

11.	Supplemental Cash Flow Information	Cash was paid during the year for:

December 31,	2011	2010

Interest, related party loans	$42,252	$42,465

12.	Accumulated Other Comprehensive Loss	The components of accumulated other comprehensive income (loss) are as follows:

December 31,	2011	2010

Foreign currency translation adjustments	$(1,242,189)	$(598,410)
Unamortized pension losses (gains) and prior service costs, net of tax	481,423	1,423,666

	$(760,766)	$825,256

13.	Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued an accounting update (Update No. 2011-04 – Fair Value Measurement (Topic 820)) that amends existing guidance regarding fair value measurements and disclosure requirements. For nonpublic entities, the amendments are effective for annual periods beginning after December 15, 2011 and are to be applied prospectively. The accounting update will be applicable to the Company beginning in fiscal year 2012. The adoption of this update is not expected to materially impact the Company’s financial statements.

In June 2011, the FASB issued an accounting update (Update No. 2011-05 – Comprehensive Income (Topic 220) – Presentation of Comprehensive Income) that amends the presentation of other comprehensive income in the financial statements including requiring an entity to report comprehensive income either in a single continuous financial statement or in two separate but continuous financial statements. For nonpublic entities, the new guidance is generally effective for fiscal years ending after December 15, 2012, with early adoption permitted. In December 2011, the FASB issued an accounting update (Update No. 2011-12 – Comprehensive Income (Topic 220)) effectively deferring those changes in Update No. 2011-05 that relate to the presentation of reclassification adjustments out of accumulated other comprehensive income. The Company will adopt this update in fiscal year 2012.